UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2022

SCP & CO Healthcare acquisition company

(Exact name of registrant as specified in its charter)

Delaware	001-39921	85-4030703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 W Bay to Bay Blvd., Suite 300

Tampa, FL 33629

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 318-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	SHACU	The NASDAQ Stock Market LLC

Shares of Class A Common Stock, par value $0.0001 per share, included as part of the units	SHAC	The NASDAQ Stock Market LLC

Redeemable Warrants, included as part of the units	SHACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2022, Randy Parker informed the board of directors of SCP & CO Healthcare Acquisition Company, a Delaware corporation (the “Company”), of his intention to resign as a director of the Company effective immediately. Mr. Parker’s resignation was not due to any disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP & CO HEALTHCARE ACQUISITION COMPANY

	By:	/s/ Scott Feuer
		Name:	Scott Feuer
		Title:	Chief Executive Officer

Dated: October 21, 2022

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